Exhibit 10.14

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into as of May

5 , 2022, by and between ICON Clinical Research, LLC, a Delaware limited liability company, as sublandlord ("Sublandlord"), and Cortexyme, Inc., a Delaware corporation, as subtenant ("Subtenant").

WHEREAS, Sublandlord, as Tenant, and 601 & 651 Gateway Center LP, a Delaware limited partnership, as Landlord ("Landlord") are parties to that certain Office Lease dated as of October 22, 2012 (the "Original Prime Lease"), as amended by a First Amendment to Office Lease dated as of October 2, 2017 (the "First Amendment"), a Second Amendment to Office Lease dated as of July 27, 2018 (the "Second Amendment"), and an Assignment and Assumption of Lease, Consent to Assignment and Third Amendment to Lease dated as of September 21, 2020 (the "Third Amendment"; the Original Prime Lease, as amended, collectively, the "Prime Lease") for certain Premises consisting of 4,280 rentable square feet of space and commonly known as Suite 1250 located on the 12th floor of the building at 601 Gateway Boulevard, South San Francisco, California 94080, which Premises is more particularly described in the Prime Lease.

WHEREAS, under the terms and conditions of this Sublease, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, all of the Premises (the "Sublease Space").

WHEREAS, any capitalized terms used in this Sublease but not defined in this Sublease shall have the meanings set forth in the Prime Lease.

NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, and the mutual agreements herein contained, Sublandlord and Subtenant agree as follows:

1.
Sublease Demise. On the terms and conditions of this Sublease and subject to receipt by Sublandlord of Landlord's Consent (as defined in Section 21 below), Sublandlord hereby subleases and demises to Subtenant, and Subtenant hereby takes and subleases from Sublandlord, the Sublease Space on the terms and conditions and subject to the provisions set forth herein. Sublandlord and Subtenant stipulate that the number of square feet of rentable area in the Sublease Space set forth herein is conclusive and shall be binding upon Sublandlord and Subtenant.

2.
Sublease Term.

(a)
Initial Term. The term of this Sublease ("Sublease Term") shall commence on the later of (i) April 27, 2022; or (ii) 10 days from the date of Landlord's Consent (such later date, the "Commencement Date"). The Sublease Term shall expire at 5:00 PM on November 30, 2023 (the "Expiration Date"), unless sooner terminated in accordance with the terms of this Sublease. Notwithstanding anything herein to the contrary, if the Prime Lease expires or terminates at any time during the Sublease Term, then this Sublease shall also terminate automatically on the date of the Prime Lease expiration or termination. If Landlord's Consent is not obtained by June 1, 2022, then Subtenant may terminate this Sublease upon notice to Landlord prior to the date Landlord's Consent is obtained and upon such termination any Security Deposit and prepaid rent shall be returned by Subtenant.

(b)
Extension Option. As long as Subtenant is not in default of this Sublease, Subtenant has one option to extend the Sublease Term for a period of one month, which extension period would commence December 1, 2023, and continue through 5:00 PM on December 31, 2023 (the "Extension Term"). This extension option must be exercised, if at all, by written notice given by Subtenant to Sublandlord not later than October 30, 2023. Notwithstanding the foregoing, at Sublandlord's election, this extension option shall be null and void and Subtenant shall have no right to extend the Sublease Term if as of the date Subtenant exercises the option or on November 30, 2023, Subtenant is in a default of any of its obligations under this Sublease. If Subtenant exercises the extension option, then during the Extension Term all of the terms and conditions set forth in this Sublease during the initial Sublease Term shall apply during the Extension Term, except that (i) Subtenant shall have no further right to renew or extend this Sublease; (ii) Subtenant shall take the Premises in their then "as-is" condition, and Sublandlord shall not provide to Subtenant any allowances, abatement or inducements; (iii) the monthly rate of Basic Rent shall remain as $4.02; (iv) the Expiration Date shall be December 31, 2023; and (v) Subtenant shall have all surrender and restoration obligations set forth in the Prime Lease. Subtenant's extension option shall terminate if (1) the Prime Lease, this Sublease or Subtenant's right to possession of the Sublease Space is terminated, or (2) Subtenant fails timely to exercise its extension option, time being of the essence with respect to Subtenant's exercise thereof.

3.
Rent. Commencing on the Commencement Date, Subtenant shall pay Basic Rent (as defined in Section 3(a) below), Additional Rent (as defined in Section 3(b) below), and any other amounts due and owing from Subtenant to Sublandlord (collectively, "Rent") in accordance with the terms and conditions of this Sublease.

(a)
Basic Rent. During the Sublease Term, Subtenant covenants and agrees to pay to Sublandlord basic rent in the following amounts ("Basic Rent"):

Time Period	Monthly Amount of Basic Rent	Monthly Rate (per square foot in Sublease Space)
Rent Commencement Date - Sublease Month 12	$16,692.00	$3.90
Sublease Month 13 - Expiration Date	$17,205.60	$4.02

As used herein, the "Rent Commencement Date" is the 11th day after the Commencement Date. Sublandlord and Subtenant acknowledge that as of the Commencement Date, Sublandlord shall permit Subtenant to enter the Premises for the purpose of installing furniture, equipment and other personal property, including Tenant's telephone and data systems cabling, subject to Landlord's approval; and that Subtenant shall not owe Basic Rent for such 10-day period. Notwithstanding the foregoing, Subtenant shall not be obligated to pay monthly Basic Rent for the initial full Sublease Month (the "Abatement Period") as long as Subtenant is not in an Event of Default. If, at any time, Subtenant is in an Event of Default and Sublandlord exercises any remedy as a consequence of such Event of Default, then to the fullest extent permitted by law, this waiver by Sublandlord of Subtenant's requirement to pay monthly Basic Rent for the Abatement Period shall be null and void, and Subtenant shall immediately pay to Sublandlord the Basic Rent so waived by Sublandlord.

As used herein, ''Sublease Month" means each calendar month of the Sublease Term; provided, however, that if the Commencement Date shall occur on a day that is not the first day of a calendar month, then (i) the initial Sublease Month shall refer only to that pa11ial calendar month included in the Sublease Term; and (ii) Basic Rent for such partial calendar month shall be paid by Subtenant on a pro rata basis (prorated based upon the actual number of days of the calendar month that are within the Sublease Term). An amount equal to a full month of Basic Rent (i.e.,

$16,692.00) shall be paid concurrently with Subtenant's execution and delivery of this Sublease, and such amount shall be applied to the first full month of the Sublease Term.

(b)
Additional Rent. Notwithstanding anything herein to the contrary, it is acknowledged and agreed by Sublandlord that, other than Basic Rent, Subtenant has no obligation or liability to pay any Operating Expenses or Tax Expenses under the Prime Lease, provided that Subtenant shall be responsible for the following: (i) any costs incurred for the Sublease Space for additional, excess, above-standard or after-hours utilities or services provided by Landlord at Subtenant's request, including without limitation overstandard use under Section 6.2, (ii) any of Subtenant's telephone, internet or other telecommunications costs, including any set-up costs for such services, (iii) costs for any approved alterations to the Sublease Space that are made by Subtenant or at the Subtenant's request, and (iv) any other charges incurred at the request or through the actions of Subtenant under the Prime Lease (collectively, "Additional Rent"). Basic Rent and Additional Rent are referred to collectively as "Rent".

(c)
Payment. Subtenant shall pay Basic Rent to Sublandlord in advance and without notice, on the first day of each and every month during the Sublease Term, and all Rent shall be paid in lawful money without set off or deduction. Subtenant shall pay to Sublandlord the Additional Rent payments for which Subtenant is responsible under this Sublease within 20 days after submission of an invoice by Sublandlord to Subtenant. Rent shall be sent by wire transfer or ACH delivery in accordance with the transaction routing instructions set forth on Exhibit B, which may be updated by Sublandlord from time to time by written notice to Subtenant.

(d)
Late Fee and Interest. If Subtenant shall fail to pay, within 5 days of when due, any Rent, then Subtenant shall pay with the next installment a late charge plus interest as set forth in the Prime Lease. In no event, however, shall the charges permitted under this Sublease exceed the maximum lawful rate of interest.

4.
Security Deposit. To secure the faithful performance by Subtenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed, simultaneously with Subtenant's execution of this Sublease, Subtenant shall deliver to Sublandlord a security deposit in the amount of $17,205.60 (the "Security Deposit"). If Subtenant defaults with respect to any provision of this Sublease, including without limitation the payment of any Rent, then Sublandlord may use, apply, draw upon or retain all or any part of the Security Deposit to the extent necessary for the payment of any Rent, or to compensate Sublandlord for any other loss, cost or damage that

Sublandlord may suffer by reason of Subtenant's default. If any portion of the Security Deposit is so used, applied, or drawn upon, then Subtenant shall, within 10 days after notice thereof, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Subtenant's failure to do so shall be an automatic Event of Default under this Sublease without any additional notice. Sublandlord shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general funds, nor pay interest to Subtenant. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof (if any) shall be returned to Subtenant (or to the last transferee of Subtenant's interest hereunder) after the Expiration Date (or sooner termination of this Sublease), provided that Subtenant vacates the Sublease Space in accordance with this Sublease and Subtenant surrenders possession thereof to Sublandlord in the condition required under this Sublease.

5.
Condition of Sublease Space. Sublandlord will tender possession of the Sublease Space to Subtenant in a broom-clean condition, but Subtenant agrees that the Sublease Space shall otherwise be taken "AS IS", with "ALL FAULTS" and "WITHOUT ANY REPRESENTATION OR WARRANTIES". Sublandlord shall not be required to perform any demolition work, improvement work or tenant-finish work in the Sublease Space or to provide any allowances therefor. Subtenant hereby acknowledges and agrees that it has investigated and inspected the condition of the Sublease Space and the suitability of same for Subtenant's purposes. Subtenant hereby waives and disclaims any objection or cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of, the physical condition of the Sublease Space or the suitability of same for Subtenant's purposes. Subtenant acknowledges that neither Sublandlord nor any agents or employees of Sublandlord has made any representations or warranties with respect to the physical condition of the Sublease Space or with respect to the suitability of the same for Subtenant's purposes. Subtenant expressly represents and warrants that Subtenant has relied solely on its own investigation and inspection of the Sublease Space in its decision to enter into the Sublease and let the Sublease Space in its "AS IS" condition. Any approved alterations or work performed in the Sublease Space shall be done at Subtenant's sole cost and expense and shall be performed in a good and workmanlike manner and in compliance with all applicable law, building codes, and regulations. Throughout the Sublease Term, Subtenant shall, at its sole cost and expense, maintain the Sublease Space in good condition and repair, and shall promptly perform all necessary repairs and replacements to the extent required of Sublandlord with respect to the Sublease Space under the Prime Lease. If Subtenant fails to make any such repairs or replacements promptly, then Sublandlord has the right to make such repairs or replacements following 10 business days' notice to Subtenant and such expense shall be collectible as Additional Rent and be paid by Subtenant within 30 days of a bill therefor.
6.
Use. Under the terms and conditions of the Prime Lease, Subtenant will use and occupy the Sublease Space only for general office use consistent with a Class A building in South San Francisco, California. Subtenant covenants not to use the Sublease Space for any other purpose whatsoever, and not to use or occupy (or suffer or permit the use or occupancy of) the Sublease Space or any part thereof in any manner which, in Landlord's or Sublandlord's judgment, might adversely affect or interfere with or be contrary to: (i) any services required to be furnished by Landlord, or (ii) the proper and economical rendition of any such service, or (iii) the use or enjoyment of any part of the Building by Landlord, Sublandlord, or any other tenant, subtenant or occupant. Subtenant shall ensure that its use complies with all governmental regulations and zoning requirements and with the terms and conditions of the Prime Lease. Subtenant shall comply with all laws relating to the use, condition, access to, and occupancy of the Sublease Space, including without limitation obtaining all required licenses and permits for Subtenant to conduct business at the Sublease Space.

7.
Prime Lease.

(a)
Incorporation. A copy of the Prime Lease is attached hereto as Exhibit A. Subtenant hereby assumes and agrees to perform all of the obligations of Tenant under the Prime Lease with respect to the Sublease Space, accruing or payable during the Sublease Term in the manner and time required under the Prime Lease; provided, however, that Subtenant shall not assume or be responsible for any of Sublandlord's payment obligations under the Prime Lease, except as expressly set forth in Section 3(b) above. Except as otherwise set forth below, and to the extent consistent with the provisions of this Sublease, the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated by reference as if set forth at length herein on the following basis: The term "Landlord" in the Prime Lease shall refer to Sublandlord under this Sublease (except as noted in subsection (e) below, including without limitation Section 1.1.3 of the Prime Lease), its successors and assigns; the term "Tenant" in the Prime Lease shall refer to Subtenant under this Sublease, its permitted successors and assigns; the term "Lease" in the Prime Lease shall refer to this Sublease; the term "Lease Commencement Date" in the Prime Lease shall refer to the Commencement Date under this Sublease; the term "Lease Term" in the Prime Lease shall refer to the Sublease Term under this Sublease; the term "Lease Expiration Date" shall refer to the Expiration Date under this Sublease, and the term "Premises" in the Prime Lease shall refer to the Sublease Space under this Sublease. Subtenant covenants with Sublandlord to observe, perform and be bound by each and every provision of the Prime Lease as applicable to Sublandlord to the same manner and extent as if such provisions were contained in this Sublease, other than the payment obligations of Sublandlord to the Landlord thereunder. Notwithstanding anything herein to the contrary, the following portions of the Prime Lease are not incorporated into this Sublease: Original Prime Lease: Summary of Base Lease Information: 3.1, 3.2, 3.3, 4, 8, 9, 11, 12, and 13; Sections 2.2, 3.2, 6.1 (provided that Subtenant has the right to use the services and utilities provided by Landlord under the Prime Lease); the first sentence of A1ticle 7, and 29.36; Exhibit B, and Exhibit H; Sections 1 through 9 of the First Amendment; the entire Second Amendment; and Sections I through 14 of the Third Amendment. The Landlord's Consent shall permit Subtenant to use the same parking spaces as Sublandlord under Section 29.18 of the Prime Lease. Any reference in the Prime Lease to the obligations assumed by Subtenant (and to the extent so assumed by Subtenant) hereunder that accrue during the Sublease Term shall survive and extend beyond the termination of this Sublease. This Sublease is subject to the terms, covenants, agreements, provisions, and conditions of the Prime Lease; and the expiration or termination of the Prime Lease shall automatically cause a termination of this Sublease. Notwithstanding anything herein to the contrary, Subtenant acknowledges and agrees that Subtenant has no right or option to exercise Sublandlord's renewal option(s), expansion option, termination option, right of first refusal, reduction option or any other preferential rights, if any, set forth in the Prime Lease. Further, for so long as this Sublease is in full force and effect and an Event of Default by Subtenant has not occurred hereunder, Sublandlord acknowledges and agrees that it shall not exercise any options to extend the term of the Prime Lease granted to it under the Prime Lease and shall not voluntarily terminate the Prime Lease.

(b)
Consent. If the consent or approval of Landlord is required under the Prime Lease, then the consent or approval of both Landlord and Sublandlord shall be required under this Sublease. In determining whether to grant or withhold any consent or approval hereunder, Sublandlord may expressly condition the same upon the consent or approval of Landlord. If Subtenant requests the consent of Sublandlord under any provisions of this Sublease, then Subtenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Sublandlord for any and all reasonable costs and expenses incurred by Sublandlord in connection therewith, including without limitation reasonable attorneys' fees and amounts charged by Landlord.

(c)
Release Under Prime Lease. Any provisions in the Prime Lease releasing Landlord from liability shall be deemed a release running from Subtenant to both Landlord and Sublandlord (and their partners, shareholders, officers, directors, affiliates, agents, employees and contractors).

(d)
Time Limits. Wherever there are time limits contained in the Prime Lease

(i) calling or allowing for the service of notice by the Tenant thereunder, (ii) pertaining to events of default by the Tenant thereunder, or (iii) within which the Tenant thereunder must perform any act or observe any term, covenant or condition thereunder, the same shall be deemed amended for the purposes of this Sublease to provide for time limits of 3 days less and deadlines that are 3 days earlier than those provided for in the Prime Lease.

(e)
Landlord Obligations, Representations, and Warranties; Prime Lease Services. Any covenant, representation, warranty, or other undertaking of Landlord in the Prime Lease shall not be deemed to be made by, or otherwise constitute an obligation of, Sublandlord under this Sublease. Sublandlord has no duty to perform any obligations of Landlord that are, by their nature, the obligation of an owner or manager of real property, including without limitation any obligation to provide utilities as contemplated in the Prime Lease, any obligation to make repairs to the Building or Premises as contemplated in the Prime Lease, any obligations of Landlord under Article 11 or Article 13 of the Prime Lease, or any obligation to maintain the insurance required to be maintained by Landlord under Section 10.12. Sublandlord has no responsibility or liability to Subtenant for any default, failure, or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Prime Lease. In addition, no such default, failure, or delay by Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant's covenants hereunder, except to the extent that such default, failure, or delay excuses performance by Sublandlord of a similar covenant under the Prime Lease. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease (as incorporated into this Sublease), Subtenant agrees that Sublandlord shall not be obligated to perform, and shall not be liable or responsible for the performance by or failure of performance by Landlord, of any of its obligations under the Prime Lease or under law and Subtenant shall have no claim against Sublandlord for any default of Landlord. Sublandlord shall use commercially reasonable efforts to exercise its rights under the Prime Lease and cause Landlord to perform its obligations under the Prime Lease and to assist Subtenant, at Subtenant's sole expense and without liability to Sublandlord, in seeking Landlord's consent to any action for which the Prime Lease or this Sublease require Landlord's consent; provided such commercially reasonable efforts shall not require Sublandlord to incur any out-of-pocket expenses to cause Landlord to perform its obligations under the Prime Lease unless Subtenant agrees in writing to pay, and does pay, such expenses as and when incurred. Sublandlord does not warrant that any of the services referred to in this Sublease, or any other services that Landlord may supply, will be free from interruption, and Subtenant acknowledges that any such services may become unavailable or be suspended by reason of accident, repairs, inspections, alterations or improvements, or by delays beyond a party's reasonable control, including without limitation, governmental restrictions or regulations, governmental preemption, strikes, labor disputes, shortage of labor or materials, Acts of God, fire, earthquake, floods, extreme weather conditions, enemy action, civil commotion, riot or insurrection, fire or other unavoidable casualty.

(t) Landlord Rights. If under the Prime Lease Landlord reserves or is granted any right, including without limitation the right to enter the Sublease Space, then said right shall inure to the benefit of Landlord as well as Sublandlord with respect to the Sublease Space. Subtenant acknowledges any rights specifically reserved by Landlord under the Prime Lease; and Subtenant further acknowledges that its possession and use of the Sublease Space is subject to such rights. Except as may be otherwise set forth herein, Subtenant hereby releases Sublandlord from all liability in connection with Landlord's exercise of such rights. Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Subtenant as a result of the exercise by Landlord of any of the rights reserved to Landlord under the Prime Lease, nor shall such exercise constitute a constructive eviction or a default by Sublandlord hereunder, except to the extent such exercise would constitute a constructive eviction or a default by Landlord under the Prime Lease. Subtenant's obligations to pay Rent and any other charges due under this Sublease shall not be reduced or abated in the event that Landlord fails to provide any service, to perform any maintenance or repairs, or to perform any other obligation of Landlord under the Prime Lease, except to the extent such failures would reduce or abate Sublandlord's obligations to pay rent under the Prime Lease. Notwithstanding anything herein to the contrary, to the extent Sublandlord is entitled to any abatement under the Prime Lease for interruption of any service affecting the Sublease Space during the Sublease Term or otherwise under the Prime Lease, Subtenant shall be entitled to the same abatement of Basic Rent on its behalf, but only to the extent that (i) such abatement is actually received by Sublandlord with respect to the Sublease Space, and (ii) an Event of Default by Subtenant has not occurred.

8.
Alterations. Notwithstanding anything in this Sublease to the contrary, Subtenant shall not make any alterations, improvements, or additions to the Sublease Space ("Alterations") without the prior written consent of Sublandlord and of Landlord. Subtenant shall reimburse Sublandlord for all out-of-pocket costs payable by Sublandlord with regard to reviewing any proposed Alterations and all other reasonable out-of-pocket costs Sublandlord may incur in connection with reviewing Subtenant's proposed Alterations including, without limitation, fees and costs for engineers, architects, attorneys and other consultants. Upon expiration of the Sublease Term, to the extent allowed under the Prime Lease, Subtenant shall remove (i) all of its trade fixtures and personal property from the Sublease Space and repair any damage resulting from such installation or removal, and (ii) upon request from Sublandlord or Landlord, all Alterations that either had not been approved by Sublandlord and/or Landlord in writing, or for which Sublandlord or Landlord required their removal at the time they granted their consent in connection therewith, and Subtenant shall promptly restore the Sublease Space to the condition then existing prior to such removal. Notwithstanding anything in this Sublease to the contrary, if Landlord notifies Sublandlord to remove any Alterations at the expiration or earlier termination of the Prime

Lease, then Subtenant, at its sole cost and expense, shall remove such Alterations before the Expiration Date or earlier termination of this Sublease. The obligations set forth in the preceding sentence shall survive the termination or expiration of this Sublease.

9.
Subtenant's Obligations. As between Sublandlord and Subtenant, Subtenant shall be responsible for and shall pay for the following:

(a)
All expenses with respect to the Sublease Space for which Tenant is responsible pursuant to Section 3(b) hereof.

(b)
Any and all sums of money that are or may become payable by Sublandlord to Landlord under the Prime Lease caused by the actions or omissions of Subtenant or any Subtenant Party (as defined in Section 12 below) and any and all charges of Landlord under the Prime Lease to the extent related to a request by Subtenant or caused by Subtenant's failure to perform its obligations under this Sublease, in each case except to the extent that such amounts are included in the Operating Expenses under the Prime Lease.

(c) All maintenance, repairs, and replacements as to the Sublease Space. All such maintenance, repairs, and replacements shall be performed in accordance with the Prime Lease.

(d) All taxes or charges that may be levied against Subtenant's personal property in the Sublease Space or Subtenant's use or occupancy of the Sublease Space during the Sublease Term.

10.
Default. Any act or omission by Subtenant that would constitute a breach or default by the Tenant under the Prime Lease shall constitute a default or an "Event of Default" by Subtenant under this Sublease. In addition, the following shall also constitute an Event of Default by Subtenant hereunder: Subtenant files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing; or a petition or answer is filed proposing the adjudication of Subtenant as bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (a) Subtenant consents to the filing thereof, or (b) such petition or answer is not discharged within 60 days after the filing thereof; or Subtenant fails to discharge any lien (or to post a bond therefor) within 10 days after the lien was filed. Notwithstanding anything herein or in the Prime Lease to the contrary, if any time period granted under the Prime Lease and incorporated into this Sublease will not allow Sublandlord sufficient time to cure such nonmonetary default, then the cure period under this Sublease shall be shortened to 10 days less than the cure period under the Prime Lease.

11.
Remedies. Upon the occurrence of an Event of Default by Subtenant, Sublandlord may exercise any remedy against Subtenant that Landlord may exercise for any default or breach by the Tenant under the Prime Lease, as well as any other remedies available to Sublandlord at law or in equity. It is hereby understood, and Subtenant hereby covenants with Sublandlord, that the occurrence of any Event of Default by Subtenant shall not relieve Subtenant from the obligation of Subtenant to make the monthly payments of Rent hereinbefore reserved, at the times and in the manner aforesaid. In addition to such rights or remedies afforded to Landlord under the Prime

Lease, Sublandlord shall have the right, but not the obligation, without notice to Subtenant and without waiving or releasing Subtenant from any obligations hereunder, to cure any breach or default by Subtenant (and enter upon the Sublease Space in connection therewith if necessary) and/or to perform any such obligations of Subtenant in such manner and to such extent as Sublandlord shall reasonably deem necessary, and in exercising any such right, pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Subtenant shall pay to Sublandlord within 10 days after demand all sums so paid by Sublandlord and all actual, reasonable out-of-pocket costs and expenses of Sublandlord in connection therewith, together with Interest thereon, from the date of the making of such expenditures until the date reimbursed by Subtenant.

12.
Insurance and Indemnity.

(a)
Subtenant shall maintain the policies of insurance required to be maintained by the Tenant as set forth in the Prime Lease. Such coverage shall meet or exceed the requirements for Tenant's coverage under the Prime Lease. All such policies shall be issued by reputable insurance companies reasonably approved by Sublandlord and Landlord, and such policies cannot be modified or cancelled without at least 30 days' prior written notice to Sublandlord. Subtenant shall name Sublandlord and Landlord as additional insureds under the general liability policies required by the Prime Lease and as loss payees under any property policy; and each policy shall contain a waiver of subrogation in favor of Sublandlord. On or before the Commencement Date, Subtenant shall furnish to Sublandlord said policies or certificates thereof evidencing that the required coverage is being maintained, together with such evidence as Sublandlord shall deem reasonably satisfactory of the payment of premiums thereon. Sublandlord shall not be liable to Subtenant or any other person or corporation, including employees, for any damage to their property caused by water, rain, snow, frost, fire, storm or accidents, theft, or by breakage, stoppage, or leakage of water, gas, heating, and sewer pipes or plumbing, upon, about, or adjacent to the Sublease Space.

(b)
Subtenant shall defend, indemnify, and hold harmless Sublandlord from and against any and all third-party claims, liabilities, damages, losses, costs, and expenses (including reasonable attorneys' fees) in any way arising out of, relating to, or connected with (i) a Subtenant Party's use and occupancy of the Sublease Space, and/or any activity, work, or other thing done, permitted, or suffered by Subtenant or a Subtenant Party in or about the Sublease Space, the Building, or any part thereof, (ii) any breach or default by Subtenant under this Sublease, including without limitation under Section 16 of this Sublease, and (iii) any negligence or willful misconduct of a Subtenant Party, except, in each case, to the extent any such claims, liabilities, damages, losses, costs or expenses arise out of, relate to or are connected with the gross negligence or willful misconduct of Sublandlord and/or its agents, contractors, or employees. Subtenant assumes all risk of damage or loss to its property or injuries or death to persons, in, on, or about the Sublease Space, from all causes. The provisions of this Section 12 shall survive the expiration or earlier termination of this Sublease. As used in this Sublease, a "Subtenant Party" refers individually and collectively to Subtenant and/or any of Subtenant's agents, employees, affiliates, contractors, invitees, subtenants, licensees, assignees, or anyone claiming by, through or under Subtenant

13.
Damage to or Destruction. If the Sublease Space or the Building is damaged by fire or other casualty, then to the extent Sublandlord is unaware of such damage or destruction,

Subtenant shall promptly notify Sublandlord. If the Building or Sublease Space is damaged by fire or other casualty and Sublandlord shall, under the terms of the Prime Lease, elect to terminate the Prime Lease, then this Sublease shall cease and terminate on the date of termination of the Prime Lease. Otherwise, this Sublease shall remain in full force and effect. Sublandlord shall have no obligation hereunder to repair any portion of the Building or Sublease Space, whether or not this Sublease shall be terminated, which obligation shall be Landlord's to the extent required under the Prime Lease. If all or any part of the Sublease Space is damaged and this Sublease is not terminated, then Subtenant shall (to the extent that Landlord is not so obligated) promptly and with due diligence repair and restore any personal property, leasehold improvements, and alterations installed by Subtenant in the Sublease Space.

14.
Condemnation of Sublease Space. If all of the Sublease Space is taken through the exercise of the power of eminent domain, this Sublease shall terminate on the date when possession of the Sublease Space is required by the condemning authority.

15.
Assignment and Subletting. Subtenant has no right to, and hereby covenants and agrees that Subtenant shall not assign its interest in this Sublease, in whole or in part; permit the Sublease to be assigned by operation of law or otherwise; sublease the Sublease Space in whole or in part; or permit the Sublease Space or any portion therein to be occupied by any persons or entities other than Subtenant and its employees, without Sublandlord's consent, which shall not be unreasonably withheld. Notwithstanding anything set forth in the Prime Lease, Sublandlord's consent shall be required for any and all assignment, sublease, or other transfer of Subtenant's right in this Sublease or interest in the Sublease Space, or with respect to any grant of permission for any other party to occupy the Sublease Space.

16.
Surrender and Holdover. Subtenant shall, at its sole cost and expense, surrender and vacate the Sublease Space in a broom-clean condition and deliver unencumbered and vacant possession of the Sublease Space to Sublandlord on the Expiration Date, or any earlier termination of this Sublease, and shall, at its sole cost and expense, on or prior to such date, remove therefrom any and all of its movable partitions and all business, communications and office equipment, computers and machinery, and all associated wiring, cabling and conduits, and other articles of personal property, whether or not attached to or built into the Sublease Space, that are installed in the Sublease Space by or for the account of Subtenant during the Sublease Term, and all furniture, furnishings and other articles of movable personal property owned by Tenant and/or Subtenant located in the Sublease Space, including Existing Furniture (defined below) and any cabling installed by Subtenant, its vendors, contractors or agents (collectively, "Subtenant's Property"). Subtenant shall repair and restore all damage to the Sublease Space or other portions of the Building caused by Subtenant's use and occupancy of the Sublease Space and the removal of Subtenant's Property as required herein. Subtenant shall pay to Sublandlord, upon demand, all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest at the then maximum rate of interest which may be lawfully collected from Subtenant, from the date of Sublandlord making such expenditures. Notwithstanding the foregoing, Subtenant shall not be required to remove or restore any Alterations existing as of the Commencement Date of this Sublease. If Subtenant exercises the Extension Term, then Subtenant shall perform and all work necessary under the Prime Lease to surrender the Sublease Space under or pursuant to the terms of the Prime Lease, including without limitation removal of any alterations, decorations, additions or improvements performed prior to the date of this Sublease. If Subtenant or any Subtenant Party holds over and fails to vacate the Sublease Space timely, then Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Sublease Space, and to recover any damages incurred by Sublandlord (including, without limitation, damages payable by Sublandlord to Landlord by reason of such holdover), plus any reasonable attorneys' fees and costs incurred by Sublandlord in connection with Subtenant's holdover). Subtenant shall be responsible for any amounts that that are paid, incurred or owed by Sublandlord as a result of the failure of, or the delay by, Subtenant in surrendering the Sublease Space, including without limitation all sums payable by Sublandlord to Landlord. For the period that Subtenant or a Subtenant Party holds over, Subtenant shall pay Rent equal to the greater of: (i) holdover rent for which Sublandlord is liable under the Prime Lease; or (ii) 150% of the Rent that Subtenant was paying at the end of Sublease Tenn. The acceptance by Sublandlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over. The provisions of this Section 16 shall survive the expiration or earlier termination of this Sublease.

17.
Compliance With Laws. Subtenant and its agents, employees, contractors, licensees, and invitees shall at all times at Subtenant's expense comply with the following: (a) all laws, bylaws, ordinances, order, rules, and regulations of any governmental authority, including all environmental laws, pertaining to Subtenant's use of the Sublease Space, and (b) all permits, licenses, and governmental authorizations issued or granted to Subtenant in connection with Subtenant's use of the Sublease Space.

18.
Notices. All Notices that are required or permitted hereunder shall be in writing and shall be delivered as set forth in the Prime Lease but addressed to the respective parties at the addresses set forth below:

Sublandlord: ICON Clinical Research, LLC

320 Seven Springs Way, Suite 500

Brentwood, TN 37027 Attention: Summer Morris

With a copy to:

ICON PLC

South County Business Park Leopardstown Dublin 18, Ireland

Attention: David Cahill, Vice President, Facilities and Administration

Subtenant: Cortexyme, Inc.

601 Gateway Boulevard, Suite 1250 South San Francisco, California 94080 Attention: Legal Department

Notices shall be deemed given upon the earlier to occur of actual receipt or refusal of receipt, one

(1) day after the deposit thereof with a nationally recognized overnight courier service, or personal delivery. Either party hereto may designate a different or additional address for the giving of notice by written notice to the other party.

19.
Brokers. Subtenant represents and warrants to Sublandlord that Subtenant has not dealt with any broker, finder or agent in connection with this Sublease other than Jones Lang LaSalle (the "Broker"). Sublandlord represents and warrants to Subtenant that Sublandlord has not dealt with any broker, finder or agent in connection with this Sublease other than the Broker. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from any and all claims for fees, commissions or compensation that arose out of or are in any way connected with any agency representation of Subtenant other than the Broker.

20.
Furniture and Equipment. Upon the execution of this Sublease, Subtenant shall purchase all existing furniture and equipment that is located within the Sublease Space as of the Commencement Date (the "Existing Furniture") in an "AS IS", "WHERE IS" with "ALL FAULTS" and "WITHOUT ANY REPRESENTATION OR WARRANTIES" for $1.00 as set

forth in the Bill of Sale (defined below). Nothing contained herein shall be deemed a representation, warranty or guaranty by or from Sublandlord as to the condition, value, utility or merchantability of or to the Existing Furniture, or any portion thereof, and Sublandlord expressly disclaims any and all warranties in connection with the Existing Furniture, including, without limitation, warranties of merchantability, condition, and fitness, and in no event shall Sublandlord have any liability or responsibility of any type whatsoever with respect thereto. Subject to the foregoing, Sublandlord shall execute a bill of sale conveying the Existing Furniture to Subtenant in the form attached as Exhibit C (the "Bill of Sale"). Sublandlord and Subtenant hereby agree that little or no value will be attributable to the Existing Furniture at the time of transfer to Subtenant and that no part of the Rent payable by Subtenant will be attributable to the Existing Furniture. Sublandlord and Subtenant agree to treat Subtenant as the owner of the Existing Furniture for federal and state income tax reporting purposes during the Sublease Term; and no portion of the Rent payable under this Sublease shall be deemed for any purpose paid on account of the use of the Existing Furniture by Subtenant. Notwithstanding the foregoing, if after complying with the foregoing sales tax is due in connection with the transfer of the Existing Furniture to Subtenant under this Sublease ("Sales Tax"), then Subtenant hereby agrees to pay as and when due such amounts. The provisions of the preceding sentence shall survive the expiration or earlier termination of this Sublease. Subtenant shall remove all Existing Furniture at the end of the Sublease Term and repair any damage caused by such removal.

21.
Consent of Landlord. Notwithstanding anything contained herein to the contrary, the parties agree that Sublandlord's execution of this Sublease and Subtenant's right to possession of the Sublease Space hereunder is expressly conditioned upon Landlord's consent to this Sublease ("Landlord's Consent"), and this Sublease shall not take effect unless and until Landlord's Consent has been obtained. Subtenant promptly shall deliver to Sublandlord any information reasonably requested by Landlord in connection with its approval of this Sublease, including without limitation with respect to the nature and operation of Subtenant's business and/or the financial condition of Subtenant. In connection with requesting Landlord's Consent, Sublandlord shall (i) have no liability to Subtenant in the event that Landlord does not give Landlord's Consent, and (ii) not be required to pay any consideration to Landlord in order to obtain Landlord's Consent or to commence a legal proceeding against Landlord.

22.
Sublandlord's Reserved Rights. Sublandlord reserves the right to inspect the Sublease Space, to enter the Sublease Space for any purpose for which Landlord may enter the Sublease Space, or upon reasonable advance notice to Subtenant, to exhibit the Sublease Space to persons having a legitimate interest therein at any time during the Sublease Term hereof.

23.
Signage. Subtenant has no right to install signage in or on the Premises or the Building except to the extent granted by Landlord. Sublandlord acknowledges that pending Landlord's approval, Sublandlord will allow Subtenant, at its sole cost, (i) to install Building standard suite-entry signage bearing Subtenant's name in the Building-standard location adjacent to the main entrance of the Sublease Space; and (ii) to have Subtenant's name installed into the Landlord's Building directory on the ground floor of the Building, if any.

24.
Inspection. Pursuant to Section 1938 of the California Civil Code, Sublandlord hereby advises Subtenant that the Sublease Space, as delivered to Subtenant, the Building and Project have not undergone an inspection by a Certified Access Specialist ("CASp"). Sublandlord makes no representations or warranties with respect to the Sublease Space, Building or Project complying with any applicable federal, state and local standards, codes, rules and regulations governing physical access for persons with disabilities at places of public accommodation, including, but not limited to, the Americans with Disabilities Act of 1990, California's Civil Rights Act, California Building Standards Code, or California Health and Safety Code. The following disclosure is made pursuant to §1938 of the California Civil Code: A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. Notwithstanding the foregoing, if Subtenant elects to cause a CASp inspection, then the same will be performed at Subtenant's sole cost and expense, and the cost of making and repairs necessary to correct violations of construction-related accessibility standards within the Sublease Space will be at Subtenant's cost and expense.

25.
Patriot Act. Subtenant is (a) in compliance with and shall at all times during the Sublease Term remain in compliance with the regulations of the Office of Foreign Assets Control ("OFAC") of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the "OFAC Rules"), (b) not listed on, and shall not during the Sublease Term be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules

26.
Miscellaneous.

(a)
An amendment to this Sublease shall be effective only if it is a written agreement signed by both parties hereto.

(b)
This Sublease constitutes the entire agreement between Sublandlord and Subtenant relating to the subject matter hereof, superseding all prior agreements or undertakings between such parties, oral or written. If any clause or provision of this Sublease (or the schedules hereto) is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule, decision, or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Sublease shall not be affected thereby.

(c)
All terms, conditions, and covenants of this Sublease shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.
(d)
If either party is successful in enforcing against the other any legal or equitable remedy for a breach of any provision of this Sublease or in defending against any cause of action brought by the other party hereunder, then the successful party shall be entitled to recover its expenses and reasonable attorneys' fees as determined by the court as part of the judgment or decree.

(e)
Sublandlord and Subtenant hereby warrant and represent to one another that they have the authority and legal ability to enter into and perform this Sublease and their respective obligations hereunder and all actions required in connection with the authorization, execution, delivery, and performance of this Sublease have been duly taken and, when executed and delivered by Sublandlord and Subtenant, this Sublease shall be and constitute the valid, legal, and binding obligations of the parties hereto.

(f)
This Sublease is and shall be subject and subordinate at all times to the Prime Lease, to the rights of the Landlord, and to all mortgages and other encumbrances now or hereafter placed upon the Sublease Space or the Building.

(g)
Time is of the essence of this Sublease and each and all of its provisions.

(h)
Under no circumstances shall Sublandlord be liable to Subtenant under any theory of tort, contract, strict liability, or other legal or equitable theory for any punitive, special, incidental, indirect, or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages.

(i)
This Sublease may be executed in counterparts, each of which shall be an original and all of which, when assembled, shall constitute but one document. If any signature to this Sublease is delivered by e-mail delivery of a portable document format (.pdf or similar format) data file or by DocuSign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such ".pdf' signature page or DocuSign were an original thereof. This Sublease shall become effective when each party has received a counterpart hereof signed by the other party.

(i) The recitals set forth at the beginning of this Sublease are incorporated into this Sublease by reference as if fully set forth herein.

[Signatures follow on next two pages]

IN WITNESS WHEREOF, Sublandlord has executed this Sublease as of the day and year first above written.

Sublandlord:

ICON Clinical Research LLC,

a Delaware limited liability company

IN WITNESS WHEREOF, Subtenant has executed this Sublease as of the day and year first above written.

Subtenant:

Cortexyme, Inc.,

a Delaware corporation

Exhibit A Prime Lease

[See Attached.]